Exhibit 10.58

THIRD AMENDMENT

TO THE

CONTRACT OF EMPLOYMENT

BETWEEN FOSTER WHEELER ENERGY LIMITED

AND

MICHELLE K. DAVIES

WHEREAS, FOSTER WHEELER ENERGY LIMITED (the “Company”) entered into a Contract of Employment with MICHELLE K. DAVIES (the “Executive”) dated 8th August 2008 (the “Contract”), a First Amendment thereto effective as of January 1, 2010, and a Second Amendment thereto effective as of November 1, 2011 (the Contract, as amended by the First and Second Amendments, the “Agreement”); and

WHEREAS, the Company is relocating the Executive’s primary office from Geneva, Switzerland to Reading, England (the “Relocation”), and as a result of the Relocation the Executive will no longer be required to perform her services the majority of the working days on which the Executive is not travelling outside of Switzerland and United Kingdom at the Company’s affiliates’ offices in Geneva, Switzerland.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the following mutual promises, covenants and undertakings, the parties agree that the Agreement is amended effective as of March 1, 2013 (the “Third Amendment Effective Date”) as follows:

1.	The Contract’s Place of Work/Mobility clause, as previously amended by the Second Amendment, is hereby amended to read in its entirety as follows:

“The duties to be performed by the Executive hereunder shall be performed at the Company’s offices in Reading, England. The Executive shall maintain her personal residence within a reasonable daily commute of the Reading, England area.”

2.	The Company shall pay any costs incurred in cancelling the Executive’s Swiss work permit and/or visa.

3.	The Executive agrees that the Relocation does not constitute “Good Reason” as defined in Section 1.1.2 of the Notice and Termination clauses of the Contract, as previously amended by the Second Amendment. Section 1.1.2 (iv) of the Notice and Termination clauses is hereby amended in its entirety to read as follows:

“(iv) a material change in the geographic location at which the Executive must perform the Executive’s services, which material change shall be presumed to have occurred if the principal geographic location at which the Executive must perform the Executive’s services is relocated to a place that increases the Executive’s commute to the Company’s Reading, England office by more than fifty (50) miles; or”

4.	Other than as expressly set forth in this Third Amendment, the Agreement remains unchanged.

5.	This Third Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Agreement effective as of the Third Amendment Effective Date.

FOSTER WHEELER ENERGY LIMITED

By:	/s/ Franco Baseotto
Name:	Franco Baseotto
Title:	Director
Dated:	30-10-2012

/s/ Michelle K. Davies
Michelle K. Davies
Dated: 30-10-2012

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